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                                                                   EXHIBIT 23.1

The Board of Directors of
 New Century Financial Corporation:

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial and Other Data" and "Experts" in the Prospectus.

                                                /s/ KPMG Peat Marwick LLP
                                          -------------------------------------
                                                   KPMG Peat Marwick LLP

Orange County, California
May 30, 1997